Exhibit 99.1

LinkedIn Announces Fourth Quarter and Full Year 2012 Financial Results

MOUNTAIN VIEW, Calif., February 7, 2013 -- LinkedIn Corporation (NYSE: LNKD), the world's largest professional network on the Internet, with more than 200 million members, reported its financial results for the fourth quarter and full year ended December 31, 2012:

•	Revenue for the fourth quarter was $303.6 million, an increase of 81% compared to $167.7 million in the fourth quarter of 2011.

•
Net income for the fourth quarter was $11.5 million, compared to net income of $6.9 million for the fourth quarter of 2011. Non-GAAP net income for the fourth quarter was $40.2 million, compared to $13.3 million for the fourth quarter of 2011. Non-GAAP measures exclude tax-affected stock-based compensation expense and tax-affected amortization of acquired intangible assets.

•	Adjusted EBITDA for the fourth quarter was $78.6 million, or 26% of revenue, compared to $34.4 million for the fourth quarter of 2011, or 21% of revenue.

•	GAAP diluted EPS for the fourth quarter was $0.10; Non-GAAP diluted EPS for the fourth quarter was $0.35.

•	For the full year 2012, revenue increased 86% to $972.3 million from $522.2 million. GAAP diluted EPS increased to $0.19 from $0.11 and Non-GAAP diluted EPS increased to $0.89 from $0.35.  Adjusted EBITDA increased to $223.0 million from $98.7 million.

“2012 was a transformative year for LinkedIn,” said Jeff Weiner, CEO of LinkedIn. “We exited 2011 having successfully revamped our underlying development infrastructure. Based on that investment, we said that 2012 would be a year of accelerated product innovation, and it was. The products we delivered throughout the year drove member engagement and financial results to record levels in the fourth quarter.”

Fourth Quarter Financial Details and Operating Summary

•
Talent Solutions: Revenue from Talent Solutions products totaled $161.0 million, an increase of 90% compared to the fourth quarter of 2011. Talent Solutions revenue represented 53% of total revenue in the fourth quarter of 2012, compared to 51% in the fourth quarter of 2011.

•
Marketing Solutions: Revenue from Marketing Solutions products totaled $83.2 million, an increase of 68% compared to the fourth quarter of 2011. Marketing Solutions revenue represented 27% of total revenue in the fourth quarter of 2012, compared to 30% in the fourth quarter of 2011.

•
Premium Subscriptions: Revenue from Premium Subscriptions products totaled $59.4 million, an increase of 79% compared to the fourth quarter of 2011. Premium Subscriptions represented 20% of total revenue in the fourth quarter of 2012 and 2011.

Revenue from the U.S. totaled $189.0 million, and represented 62% of total revenue in the fourth quarter of 2012. Revenue from international markets totaled $114.6 million, and represented 38% of total revenue in the fourth quarter of 2012.

Revenue from the field sales channel totaled $178.4 million, and represented 59% of total revenue in the fourth quarter of 2012. Revenue from the online, direct sales channel totaled $125.3 million, and represented 41% of total revenue in the fourth quarter of 2012.

GAAP net income for the fourth quarter was $11.5 million, compared to net income of $6.9 million for the fourth quarter of 2011. Non-GAAP net income for the fourth quarter was $40.2 million, compared to $13.3 million in the fourth quarter of 2011.

Adjusted EBITDA for the fourth quarter was $78.6 million, or 26% of revenue, compared to $34.4 million for the fourth quarter of 2011, or 21% of revenue.

GAAP diluted EPS was $0.10 based on 114.1 million fully-diluted weighted shares outstanding compared to $0.06 for the fourth quarter of 2011 based on 108.6 million fully-diluted weighted shares outstanding. Non-GAAP diluted EPS was $0.35 based on 114.1 million fully-diluted weighted shares outstanding compared to $0.12 for the fourth quarter of 2011 based on 108.6 million fully-diluted weighted shares outstanding.

“Continued investment in our talent and technology infrastructure drove momentum in both product and monetization, resulting in record revenue, profitability, and cash flow,” said Steve Sordello, CFO of LinkedIn. “As we look forward to 2013, we remain excited about the value LinkedIn will create for members and customers in the coming year.”

For additional information, please see the “Selected Company Metrics and Financials” page on LinkedIn's Investor Relations site.

Fourth Quarter Highlights and Strategic Announcements

In the fourth quarter of 2012, LinkedIn:

•
Passed the 200 million member milestone, ending the year with approximately 202 million members, and grew cumulative membership 39% year over year. We continue to add approximately two members per second, and over 64% of LinkedIn members now come from international markets.

•
Launched the new LinkedIn profile, designed to make it easier for members to build their professional brands, discover new people and opportunities, and engage their networks. In the fourth quarter, on average, the number of members updating their profiles doubled versus the fourth quarter of 2011.

•
Introduced LinkedIn Influencers, furthering the development of LinkedIn as a professional publishing platform. The success of the Influencer program has helped drive an eight-fold increase to traffic associated with LinkedIn Today content over the last year.

Business Outlook

LinkedIn is providing guidance for the first quarter and full year of 2013:

•
Q1 2013 Guidance: Revenue is expected to range between $305 million and $310 million. Adjusted EBITDA is expected to range between $67 million and $69 million. The company expects depreciation and amortization in the range of $25 million to $27 million, and stock-based compensation in the range of $32 million to $34 million.

•
Full Year 2013 Guidance: Revenue is expected to range between $1.41 billion and $1.44 billion. Adjusted EBITDA is expected to range between $315 million and $330 million. The company expects depreciation and amortization in the range of $130 million to $135 million, and stock-based compensation in the range of $160 million to $165 million.

Quarterly Conference Call

LinkedIn will host a webcast/conference call to discuss its fourth quarter 2012 financial results and business outlook today at 2:00 p.m. Pacific Time. Jeff Weiner and Steve Sordello will host the webcast, which can be viewed on the investor relations section of the LinkedIn website at http://investors.linkedin.com/. This call will contain forward-looking statements and other material information regarding the company's financial and operating results. Following completion of the call, a recorded replay of the webcast will be available on the website. For those without access to the Internet, a replay of the call will be available beginning at 8:00 p.m. Pacific Time on February 7, 2013 through February 14, 2013 at 11:59 p.m. Pacific Time. To listen to the telephone replay, call (855) 859-2056 within the US or (404) 537-3406 Internationally, access code 87304593.

Upcoming Events

Management will participate in upcoming financial Q&A discussions at industry events on February 13th and 25th, as well as March 6th and 12th. LinkedIn will furnish a link to these events on its investor relations website, http://investors.linkedin.com/ for both the live and archived webcasts.

About LinkedIn

Founded in 2003, LinkedIn connects the world's professionals to make them more productive and successful. With more than 200 million members worldwide, including executives from every Fortune 500 company, LinkedIn is the world's largest professional network on the Internet. The company has a diversified business model with revenue coming from Talent Solutions, Marketing Solutions and Premium Subscriptions. Headquartered in Silicon Valley, LinkedIn also has offices across the globe.

Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the company uses the following non-GAAP financial measures: adjusted EBITDA, non-GAAP net income, and non-GAAP diluted EPS (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

The company excludes the following items from one or more of its non-GAAP measures:

Stock-based compensation. The company excludes stock-based compensation because it is non-cash in nature and because the company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. The company further believes this measure is useful to investors in that it allows for greater transparency to certain line items in its financial statements and facilitates comparisons to competitors' operating results.

Amortization of acquired intangible assets. The company excludes amortization of acquired intangible assets because it is non-cash in nature and because the company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. In addition, excluding this item from various non-GAAP measures facilitates internal comparisons to historical operating results and comparisons to competitors' operating results.

Income tax effect of non-GAAP adjustments. The company adjusts non-GAAP net income by including the income tax effects of excluding stock-based compensation and the amortization of acquired intangible assets.  The company believes that the inclusion of the income tax effects provides additional transparency to the overall or “after tax” effects of excluding these items from non-GAAP net income.

For more information on the non-GAAP financial measures, please see the “Reconciliation of GAAP to non-GAAP Financial Measures” table in this press release.  This accompanying table has more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures. Additionally, the company has not reconciled adjusted EBITDA guidance to net income guidance because it does not provide guidance for either other income (expense), net, or provision for income taxes, which are reconciling items between net income and adjusted EBITDA. As items that impact net income are out of the company's control and/or cannot be reasonably predicted, the company is unable to provide such guidance. Accordingly, a reconciliation to net income is not available without unreasonable effort.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release and the accompanying conference call contain forward-looking statements about our products, including our investments in products, technology and other key strategic areas, certain non-financial metrics, such as member growth and engagement, and our expected financial metrics such as revenue, adjusted EBITDA, depreciation and amortization and stock-based compensation for the first quarter of 2013 and the full fiscal year 2013. The achievement of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions.  If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, the company's results could differ materially from the results expressed or implied by the forward-looking statements the company makes.

The risks and uncertainties referred to above include - but are not limited to - risks associated with: our limited operating history in a new and unproven market; engagement of our members; the price volatility of our Class A common stock; general economic conditions; expectations regarding the return on our strategic investments; execution of our plans and strategies, including with respect to mobile products and features; security measures and the risk that they may not be sufficient to secure our member data adequately or that we are subject to attacks that degrade or deny the ability of members to access our solutions; expectations regarding our ability to timely and effectively scale and adapt existing technology and network infrastructure to ensure that our solutions are accessible at all times with short or no perceptible load times; our ability to maintain our rate of revenue growth and manage our expenses and investment plans; our ability to accurately track our key metrics internally; members and customers curtailing or ceasing to use our solutions; our core value of putting members first, which may conflict with the short-term interests of the business; privacy and changes in regulations in the United States, Europe or elsewhere, which could impact our ability to serve our members or curtail our monetization efforts; litigation and regulatory issues; increasing competition; our ability to manage our growth; our ability to recruit and retain our employees; the application of US and international tax laws on our tax structure and any changes to such tax laws; acquisitions we have made or may make in the future; and the dual class structure of our common stock.

Further information on these and other factors that could affect the company's financial results is included in filings it makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the company's Annual Report on Form 10-K that was filed for the year ended December 31, 2011, as well as the company's most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, and additional information will also be set forth in our Form 10-K that will be filed for the year ended December 31, 2012, which should be read in conjunction with these financial results.  These documents are available on the SEC Filings section of the Investor Relations page of the company's website at http://investors.linkedin.com/. All information provided in this release and in the attachments is as of February 7, 2013, and LinkedIn undertakes no duty to update this information.

LINKEDIN CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,	December 31,
	2012	2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$270,408	$339,048
Short-term investments	479,141	238,456
Accounts receivable, net	203,607	111,372
Deferred commissions	30,232	13,594
Prepaid expenses	14,344	10,799
Other current assets	21,065	12,658
Total current assets	1,018,797	725,927
Property and equipment, net	186,677	114,850
Goodwill	115,214	12,249
Intangible assets, net	32,780	8,095
Other assets	28,862	12,576
TOTAL ASSETS	$1,382,330	$873,697
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$53,559	$28,217
Accrued liabilities	104,077	58,644
Deferred revenue	257,743	139,798
Total current liabilities	415,379	226,659
DEFERRED TAX LIABILITIES	27,717	18,551
OTHER LONG TERM LIABILITIES	30,810	3,508
Total liabilities	473,906	248,718
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Class A and Class B common stock	11	10
Additional paid-in capital	879,303	617,629
Accumulated other comprehensive income	260	100
Accumulated earnings	28,850	7,240
Total stockholders’ equity	908,424	624,979
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,382,330	$873,697

LINKEDIN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

Net revenue	$303,618	$167,741	$972,309	$522,189
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	36,243	24,166	125,521	81,448
Sales and marketing	100,104	53,249	324,896	164,703
Product development	77,276	42,051	257,179	132,222
General and administrative	38,980	24,463	128,002	74,871
Depreciation and amortization	24,297	13,784	79,849	43,100
Total costs and expenses	276,900	157,713	915,447	496,344
Income from operations	26,718	10,028	56,862	25,845
Other income (expense), net	24	(1,575)	252	(2,903)
Income before income taxes	26,742	8,453	57,114	22,942
Provision for income taxes	15,234	1,534	35,504	11,030
Net income	$11,508	$6,919	$21,610	$11,912
Net income per share of common stock:
Basic	$0.11	$0.07	$0.21	$0.15
Diluted	$0.10	$0.06	$0.19	$0.11
Weighted-average shares used to compute net income per share:
Basic	107,924	98,531	105,166	77,185
Diluted	114,095	108,612	112,844	104,118

LINKEDIN CORPORATION
SUPPLEMENTAL REVENUE INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

Revenue by product:
Talent Solutions	$160,997	$84,937	$523,582	$260,885
Marketing Solutions	83,187	49,523	258,278	155,848
Premium Subscriptions	59,434	33,281	190,449	105,456
Total	$303,618	$167,741	$972,309	$522,189
Revenue by geographic region:
United States	$189,006	$111,970	$619,485	$353,834
Other Americas (1)	21,909	10,144	66,099	28,800
Total Americas	210,915	122,114	685,584	382,634
EMEA (2)	69,910	35,494	217,342	109,995
APAC (3)	22,793	10,133	69,383	29,560
Total	$303,618	$167,741	$972,309	$522,189
Revenue by channel:
Field sales	$178,364	$95,842	$552,459	$287,634
Online sales	125,254	71,899	419,850	234,555
Total	$303,618	$167,741	$972,309	$522,189
______________
(1) Canada, Latin America and South America
(2) Europe, the Middle East and Africa (“EMEA”)
(3) Asia-Pacific (“APAC”)

LINKEDIN CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

Non-GAAP net income and net income per share:
GAAP net income	$11,508	$6,919	$21,610	$11,912
Add back: stock-based compensation	27,572	10,612	86,319	29,768
Add back: amortization of intangible assets	2,943	1,155	9,872	3,635
Income tax effect of non-GAAP adjustments	(1,809)	(5,358)	(17,464)	(8,827)
NON-GAAP NET INCOME	$40,214	$13,328	$100,337	$36,488
GAAP AND NON-GAAP DILUTED SHARES	114,095	108,612	112,844	104,118
NON-GAAP DILUTED NET INCOME PER SHARE	$0.35	$0.12	$0.89	$0.35
Adjusted EBITDA:
Net income	$11,508	$6,919	$21,610	$11,912
Provision for income taxes	15,234	1,534	35,504	11,030
Other (income) expense, net	(24)	1,575	(252)	2,903
Depreciation and amortization	24,297	13,784	79,849	43,100
Stock-based compensation	27,572	10,612	86,319	29,768
ADJUSTED EBITDA	$78,587	$34,424	$223,030	$98,713